File No. 70-8307


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

               __________________________________

                 POST-EFFECTIVE AMENDMENT NO. 10
                               TO
                            FORM U-1
               __________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
       (Name of company or companies filing this statement
          and addresses of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215


                Jeffrey D. Cross, General Counsel
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)



     American and AEPES hereby amend their Application or Declaration on Form U-1 in File No. 70-8307 by adding the following paragraph to Part F. Subsidiaries of AEPES under ITEM 1. DESCRIPTION OF PROPOSED TRANSACTION:
          "In addition, to mitigate risk or access skills and relationships that AEPES may require, Applicants expect that AEPES will pursue proposed business activities in certain instances through alliances with non-associates. Certain of these alliances may be relatively informal, not involving the formation of any new entities. Others may encompass formal joint ventures, possibly involving the formation of one or more wholly- or partly-owned subsidiaries of AEPES. Accordingly, Applicants request authorization for AEPES to form any such wholly- or partly-owned subsidiaries for the exclusive purpose of implementing any of its proposed business activities as previously described."
                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.
                    AMERICAN ELECTRIC POWER COMPANY, INC.


                    By   _/s/ G. P. Maloney_____________
                                 Vice President


                    AEP ENERGY SERVICES, INC.


                    By   _/s/ G. P. Maloney_____________
                                 Vice Chairman

Dated:    February 20, 1997